Exhibit 99.1

COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF PROPERTIES ACQUIRED BY NATURAL RESOURCE PARTNERS L.P. FROM

KAISER-WHITING, LLC UNDER AGREEMENT DATED OCTOBER 5, 2014

INDEPENDENT AUDITOR’S REPORT

To the Members

Kaiser-Whiting, LLC

Report on the Combined Statement of Revenues and Direct Operating Expenses

We have audited the accompanying combined statement of revenues and direct operating expenses of properties acquired by Natural Resource Partners L.P. from Kaiser-Whiting, LLC under agreement dated October 5, 2014 (the Properties) for the year ended December 31, 2013, and the related notes to the combined statement of revenues and direct operating expenses.

Management’s Responsibility for the Combined Statement of Revenues and Direct Operating Expenses

Management is responsible for the preparation and fair presentation of the combined statement of revenues and direct operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined statement of revenues and direct operating expenses that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined statement of revenues and direct operating expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and direct operating expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Properties for the year ended December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation

As described in Note 1 to the combined statement of revenues and direct operating expenses, the accompanying combined statement of revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K/A of Natural Resource Partners, L.P. and is not intended to be a complete presentation of the results of the operations of the Properties. Our opinion is not modified with respect to this matter.

Other Matter

Our audit was conducted for the purpose of forming an opinion on the combined statement of revenues and direct operating expenses of the Properties for the year ended December 31, 2013. The supplemental oil and natural gas reserve information in Note 5 is presented for purposes of additional analysis and is not a required part of the financial statement. Such information has not been subjected to the auditing procedures applied in the audit of the financial statement, and accordingly, we do not express an opinion or provide any assurance on it.

/s/ HoganTaylor LLP

January 23, 2015

COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF PROPERTIES ACQUIRED BY NATURAL RESOURCE PARTNERS L.P. FROM

KAISER-WHITING, LLC UNDER AGREEMENT DATED OCTOBER 5, 2014

(Amounts in thousands)

	For the nine months ended September 30,		For the year ended December 31, 2013
	2014	2013
	(Unaudited)
Revenues – oil, natural gas, and natural gas liquids sales	$50,669	$64,434	$83,263
Direct operating expenses	11,377	13,163	17,051

Excess of revenues over direct operating expenses	$39,292	$51,271	$66,212

See notes to combined statements of revenues and direct operating expenses.

NOTES TO COMBINED STATEMENTS OF REVENUES AND

DIRECT OPERATING EXPENSES OF PROPERTIES ACQUIRED BY

NATURAL RESOURCE PARTNERS L.P. FROM

KAISER-WHITING, LLC UNDER AGREEMENT DATED OCTOBER 5, 2014

Nine months ended September 30, 2014 and 2013 (Unaudited), and year ended December 31, 2013

Note 1 – Basis of Presentation

Kaiser-Whiting, LLC (the Company) is a limited liability company created on June 4, 2009, for the purpose of drilling and producing oil, natural gas and natural gas liquids in Mountrail County, North Dakota. The Company is primarily owned by George B. Kaiser. Kaiser Francis Management Company (KFMC), also primarily owned by George B. Kaiser, provides management and administrative service to the Company. The Company has no employees. On October 5, 2014, the Company entered into an agreement with Natural Resource Partners L.P. through its subsidiary, NRP Oil and Gas LLC (the Buyer), to sell 40% of the Company’s membership interests for $340 million in cash, subject to customary purchase price adjustments. The transaction closed on November 12, 2014. Effective November 13, 2014, the Buyer withdrew as a member of the Company, and its undivided 40% interest in the Company’s assets (Acquired Properties) was distributed from the Company and assigned directly to the Buyer. The accompanying combined statements of revenues and direct operating expenses reflect the portion of properties that the Buyer was assigned.

Combined statements of revenues and direct operating expenses are presented because it is not practicable to obtain full historical audited financial statements with respect to the Acquired Properties. A substantial portion of the Acquired Properties was contributed to the Company by affiliated individuals on June 1, 2014. The historical records of the Company do not include the results of operations for contributed properties prior to the contribution date and, therefore, the historical results of Kaiser-Whiting, LLC as of December 31, 2013, are not indicative of the financial condition or results of operations after the contribution of properties. The combined statements of revenues and direct operating expenses combine the revenues and direct operating expenses for contributed properties prior to their contribution with the historical financial information of Kaiser-Whiting, LLC for all periods presented. Certain costs such as depletion and depreciation, accretion of asset retirement obligations, as well as general and administrative expenses not directly associated with producing revenues were not included as direct operating expenses. General and administrative costs of the Company not included were $180,000 for the year ended December 31, 2013, and $486,000 and $76,000, respectively, for the nine months ended September 30, 2014 and 2013. Financial information in accordance with accounting principles generally accepted in the United States of America (US GAAP) has not been prepared for the properties contributed to the Company by affiliated individuals. Consequently, depletion, depreciation and accretion of asset retirement obligations for the Acquired Properties are not known for the periods presented. Since income tax was allocated directly to the individual members of the Company and the affiliated individuals directly owned the contributed properties, there was no income tax expense for the Acquired Properties during the periods presented in accordance with US GAAP.

Revenues in the accompanying combined statements of revenues and direct operating expenses are recognized on the sales method. Direct operating expenses are recognized on the accrual method and consist of monthly operator overhead and other direct costs of operating the Acquired Properties. Included in direct operating costs are costs associated with field operating expenses, workovers and monthly operator overhead.

Note 2 – Unaudited Interim Financial Information

The accompanying combined statements of revenues and direct operating expenses for the nine months ended September 30, 2014 and 2013, are unaudited. The unaudited combined interim statements of revenues and direct operating expenses were prepared on the same basis as the audited combined statement of revenues and direct operating expense for the year ended December 31, 2013. In the opinion of management, the unaudited combined interim statements reflect all adjustments necessary to state fairly the excess of revenues over direct operating expenses for the properties acquired by the Buyer from the Company under the agreement dated October 5, 2014, for the nine-month periods ended September 30, 2014 and 2013. The combined revenues and direct operating expenses for the interim periods ended September 30, 2014 and 2013, are not necessarily indicative of results that may be expected for the year ended December 31, 2014, or any future periods.

Note 3 – Additional Cash Flow Information

Excess of revenues over direct operating expenses in the combined statements of revenues and direct operating expenses approximates net cash provided by operating activities of the Acquired Properties during all the periods presented.

Cash flows from investing activities during all the periods presented consist of expenditures for equipment and capitalized intangible drilling costs for the Acquired Properties. These expenditures totaled $27,855,000 for the year ended December 31, 2013. For the nine months ended September 30, 2014 and 2013, these expenditures were $16,555,000 and $23,211,000, respectively.

During all the periods presented, net cash flows from operating and investing activities were settled monthly with the members of the Company and individual property owners. There were no other cash flows from financing activities of the Acquired Properties.

Note 4 – Subsequent Events

Management has evaluated subsequent events through January 23, 2015, the date the accompanying combined statements of revenue and direct operating expenses were available to be issued.

Note 5 – Supplemental Oil and Natural Gas Reserve Information (Unaudited)

The following reserve estimates present the Company’s estimate of the proven natural gas and oil reserves and net cash flow of the Acquired Properties, in accordance with the guidelines established by the Securities and Exchange Commission. These reserve estimates were prepared by KFMC personnel. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing natural gas and oil properties. Accordingly, the estimates are expected to change as future information becomes available. All the oil and natural gas reserves are in North Dakota.

(a)	Reserve Quantity Information

Below are the net quantities of net proved developed and undeveloped reserves and proved developed reserves of the Acquired Properties as of December 31, 2013 (amounts in thousands):

	Oil (Bbls)	Gas (MMcf)
Proved developed and undeveloped reserves:
Beginning of year	10,425	7,392
Revisions of previous estimates	1,156	2,709
Production	(1,021)	(513)

End of year	10,560	9,588

Proved developed reserves:
Beginning of year	9,034	6,467

End of year	8,962	8,258

(b)	Standardized Measure of Discounted Future Net Cash Flows Relating to Oil and Gas Reserves

The standardized measure of discounted future net cash flows relating to oil and natural gas reserves and associated changes in standard measure amounts were prepared in accordance with the provision of Financial Accounting Standard Board ASC 932-235-555. Future cash inflows were computed by applying average prices of crude oil and natural gas for the last 12 months to estimated future production. Future production and development costs were computed by estimating the expenditures to be incurred in developing the crude oil and natural gas reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions. Future net cash flows are discounted at the rate of 10% annually to derive the standardized measure of discounted cash flows. Actual future cash inflows may vary considerably, and the standardized measure does not necessarily represent the fair value of the Acquired Properties’ crude oil and natural gas reserves. Standard measure amounts at December 31, 2013, are (amounts in thousands):

Future cash inflows	$805,038
Future production costs	216,076
Future development costs	35,154

Future net cash flows	553,808
10% annual discount for timing of cash flows	(298,950)

Standardized Measure	$254,858

The 12-month average prices were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate the Acquired Properties’ reserves. The price of other liquids is included in natural gas. The prices for the Acquired Properties’ reserves were as follows:

Representative NYMEX prices:
Natural gas (MMBtu)	$3.653
Oil (Bbl)	$97.98

Changes in the Standardized Measure of Discounted Future Net Cash Flows at 10% per annum are as follows, (amounts in thousands):

Sales of oil and gas production	$(67,072)
Change in prices and production costs	(13,337)
Development costs incurred	27,855
Changes in estimated development costs	(31,385)
Accretion of discount	21,690
Revisions of quantity estimates	60,515
Timing and other	(6,012)

Change in standardized measure	$(7,746)

Estimates of economically recoverable natural gas and oil reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of natural gas and oil may differ materially from the amounts estimated.